UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-12


                                   JACLYN, INC
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


        ------------------------------------------------------------------------
        (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

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     3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     5)   Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ----------------------------------------------------------------------

     2)   Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     3)   Filing Party:

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     4)   Date Filed:

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                                      -2-

                                  JACLYN, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To the Stockholders of
  JACLYN, INC.

         PLEASE TAKE NOTICE that the 2006 Annual Meeting of Stockholders of JACLYN, INC., a Delaware corporation (the "Company"), will be held at the offices of the Company, 635 59th Street, West New York, New Jersey 07093, on Wednesday, November 29, 2006, at 9:00 o'clock a.m., prevailing local time, for the following purposes:

                  1. To elect nine directors to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified;

                  2. To ratify the appointment of Deloitte & Touche LLP, an independent registered accounting firm, to serve as the independent auditors of the Company for the fiscal year ending June 30, 2007; and

                  3. To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

         Only stockholders of record at the close of business on October 19, 2006 are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.

         Your attention is called to the Proxy Statement on the following pages. We hope that you will attend the Annual Meeting. If you do not plan to attend, please complete, sign, date and mail the enclosed proxy in the envelope provided, which requires no postage if mailed in the United States.


                                        By Order of the Board of Directors

                                                Jaclyn Hartstein
                                                    Secretary


October 27, 2006


         THE BOARD OF DIRECTORS REQUESTS ALL STOCKHOLDERS TO PROMPTLY COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

                                  JACLYN, INC.
                                 635 59th Street
                         West New York, New Jersey 07093

                              _____________________

                                 PROXY STATEMENT
                              _____________________


         This Proxy Statement is being furnished to stockholders on or about October 27, 2006 in connection with the solicitation by the Board of Directors of Jaclyn, Inc. (the "Company") of proxies in the enclosed form for use at the Annual Meeting of Stockholders to be held on November 29, 2006 and at any postponements and adjournments thereof (the "Annual Meeting"). Any proxy given pursuant to such solicitation and received in time for the Annual Meeting will be voted with respect to all shares represented by it in accordance with the instructions, if any, given in such proxy or, in the absence of any instruction, for the election of all of the nominees named herein to serve as directors and for ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors. Any proxy may be revoked by the person giving the proxy by written notice received by the Secretary of the Company at any time prior to its use or by voting in person at the Annual Meeting.

         Only stockholders of record at the close of business on October 19, 2006 will be entitled to notice of and to vote at the Annual Meeting. On October 19, 2006, there were outstanding 2,476,679 shares of the Company's Common Stock, $1.00 par value per share ("Common Stock"). Each share of Common Stock entitles the record holder thereof to one vote. The presence, in person or by proxy, of a majority of the shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business.

         The affirmative vote of a plurality of votes cast at the Annual Meeting is required to elect directors. The affirmative vote of a majority of shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting will be required to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending June 30, 2007.

                 SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS

         The following table sets forth information at October 19, 2006 with respect to each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), who is known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, its only outstanding class of voting securities:

Name and Address of                        Amount and Nature of        Percent
Beneficial Ownership                      Beneficial Ownership(1)      of Class
--------------------                      -----------------------      --------
Allan Ginsburg.......................         196,861(1)(2)              7.9%
   635 59th Street
   West New York, NJ 07093

Robert Chestnov......................         176,654(1)(3)              7.1%
   635 59th Street
   West New York, NJ 07093

Howard Ginsburg......................         175,047(1)(4)              7.0%
   635 59th Street
   West New York, NJ 07093

Bonnie Sue Levy......................         213,968(1)(5)              8.6%
   635 59th Street
   West New York, NJ 07093

L. Glenn Naff........................         136,000(6)                 5.5%
   3623 Winding Way Road
   Roanoke, VA 24015

-----------------------------
* Except as otherwise indicated below, each person listed above has sole voting and dispositive power with respect to the shares indicated as beneficially owned by such person.

(1) Such stockholder, along with certain of his or her family members, trusts and custodianships for the benefit of such stockholder and his or her family members, unrelated individuals, and the Company are parties to a stockholders agreement, described below under the caption "Stockholders Agreement," which provides, among other things, that a committee of four of the signatory stockholders may direct the vote of the shares as to which such stockholder may have or share voting power. At October 19, 2006, 1,242,143 shares of Common Stock (50.2%) were subject to such stockholders agreement.
(2) Includes 8,470 shares of Common Stock held by Mr. Ginsburg in an individual retirement account and 17,500 shares Mr. Ginsburg has the right to acquire pursuant to presently exercisable stock options. Also includes 29,884 shares of Common Stock held of record by Mr. Ginsburg as custodian for his children, 10,769 shares owned by Mr. Ginsburg's wife, and 1,984 shares owned by a charitable foundation of which Mr. Ginsburg serves as an officer and trustee, with respect to which Mr. Ginsburg shares voting and dispositive power. Mr. Ginsburg disclaims beneficial ownership of all of such shares.
(3) Includes 10,953 shares held by Mr. Chestnov in an individual retirement account and 17,500 shares Mr. Chestnov has the right to acquire pursuant to presently exercisable stock options. Also includes 27,423 shares held of record by Mr. Chestnov as co-trustee of a trust with respect to which he shares voting and dispositive power, 3,500 shares owned by a charitable foundation of which Mr. Chestnov serves as an officer and director, 372 shares of Common Stock owned by Mr. Chestnov's wife and 6,906 shares held of record by her as custodian for their children, with respect to all of which shares Mr. Chestnov disclaims beneficial ownership.

(4) Includes 8,470 shares held by Mr. Ginsburg in an individual retirement account and 17,500 shares Mr. Ginsburg has the right to acquire pursuant to presently exercisable stock options. Also includes 55,114 shares of Common Stock held of record by Mr. Ginsburg as custodian for his children and 1,800 shares owned by his wife, with respect to all of which shares Mr. Ginsburg disclaims beneficial ownership.
(5) Includes 6,164 shares held by Mrs. Levy in an individual retirement account.
(6) The number of shares listed in the immediately preceding table opposite Mr. Naff's name is based on a Schedule 13G, as amended to date, filed by Mr. Naff with the Securities and Exchange Commission. Based on Mr. Naff's amended Schedule 13G, the Company believes that Mr. Naff has sole voting and dispositive power with respect to all such shares.

                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth information at October 19, 2006 as to the ownership of shares of the Company's Common Stock, its only outstanding class of equity securities, with respect to (a) each director and nominee for director, (b) each executive officer named in the Summary Compensation Table under the caption "EXECUTIVE COMPENSATION" below (the "Named Executive Officers"), and (c) all directors and executive officers of the Company as a group (10 persons):

                                             Amount and Nature of       Percent
Name of Beneficial Owner                    Beneficial Ownership(1)     of Class
------------------------                    -----------------------     --------
Abe Ginsburg............................            69,223(2)             2.8%
Allan Ginsburg..........................           196,861(3)             7.9%
Robert Chestnov.........................           176,654(4)             7.1%
Howard Ginsburg.........................           175,047(5)             7.0%
Martin Brody............................            18,387(6)               *
Richard Chestnov........................            64,273(7)             2.6%
Albert Safer............................                 0                 --
Norman Axelrod..........................            12,000(8)               *
Harold Schechter........................             6,000(9)               *
Anthony Christon........................             7,500                  *
All directors and executive officers
as a group (10 persons).................           695,022(10)           26.9%

-----------------------------
* Less than one (1%) percent.

(1) Except as otherwise indicated below, each person named above and each person in the group referred to above has sole voting and dispositive power with respect to shares indicated as beneficially owned by such person or group.
(2) Includes 65,769 shares of Common Stock owned by a charitable foundation in which Abe Ginsburg serves as an officer and director and with respect to which Mr. Ginsburg shares voting and dispositive power, and 2,581 shares of Common Stock owned by a charitable foundation of which Mr. Ginsburg serves as an officer and director, and with respect to which shares Mr. Ginsburg has sole voting and dispositive power. Mr. Ginsburg disclaims beneficial ownership of all such shares.
(3) See footnotes (1) and (2) to the table above under the caption "SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS" for certain information concerning the beneficial ownership by Allan Ginsburg of Common Stock of the Company.
(4) See footnotes (1) and (3) to the table above under the caption "SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS" for certain information concerning the beneficial ownership by Robert Chestnov of Common Stock of the Company.
(5) See footnotes (1) and (4) to the table above under the caption "SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS" for certain information concerning the beneficial ownership by Howard Ginsburg of Common Stock of the Company.
(6) Includes 18,000 shares of Common Stock which Mr. Brody has the right to acquire pursuant to presently exercisable stock options.

(7) Richard Chestnov holds 27,423 of the shares set opposite his name as co-trustee of a trust, 3,500 of the shares set opposite his name as an officer and director of a charitable foundation, with respect to which, in each case, he shares voting and dispositive power, and 200 shares as custodian for his child. Mr. Chestnov disclaims beneficial ownership of such shares. Also includes 18,000 shares of Common Stock which Mr. Chestnov has the right to acquire pursuant to presently exercisable stock options.
(8) Includes 12,000 shares of Common Stock which Mr. Axelrod has the right to acquire pursuant to presently exercisable stock options.
(9) Includes 6,000 shares of Common Stock which Mr. Schechter has the right to acquire pursuant to presently exercisable stock options.
(10) Reference is made to footnotes (1) through (9) above. Includes an aggregate of 106,500 shares of Common Stock, which directors and executive officers of the Company have the right to acquire pursuant to presently exercisable stock options.


Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the Company's Common Stock, to file initial reports of ownership, and reports of changes of ownership, of the Company's equity securities with the Securities and Exchange Commission and furnish copies of those reports to the Company. Based solely on a review of the copies of the reports furnished to the Company to date, or written representations that no statements were required, the Company believes that all statements required to be filed by executive officers and directors of the Company with respect to the Company's fiscal year ended June 30, 2006 were timely filed.

Stockholders Agreement

         Abe Ginsburg, Allan Ginsburg, Robert Chestnov and Howard Ginsburg, certain other family members, trusts and custodianships for the benefit of such individuals and family members, unrelated individuals, and the Company are parties to a second amended and restated stockholders agreement dated as of May 12, 2003 (as amended to date, the "Stockholders Agreement"). The Stockholders Agreement, among other things, entitles Abe Ginsburg, Allan Ginsburg, Robert Chestnov and Howard Ginsburg, in their capacity as a stockholders' committee (in such capacity, collectively, the "Stockholders Committee"), acting by the vote of at least two-thirds, or by the unanimous written consent, of the members of the Stockholders Committee, for a period of fifteen years from the date of the Stockholders Agreement, to direct the voting of the shares of Common Stock with respect to which the signatory stockholders have or share, or may hereafter have or share, voting power with respect to all matters submitted to stockholders of the Company at any annual or special meeting of stockholders of the Company or pursuant to a written consent in lieu thereof. At October 19, 2006, the Stockholders Committee was entitled, pursuant to the Stockholders Agreement, to direct the vote as to 1,242,143 shares of Common Stock (50.2%).

Controlled Company

         As described above, under the Stockholders Agreement the members of the Stockholders Committee share the power to direct the vote of 50.2% of the issued and outstanding shares of Common Stock (1,242,143 shares). Accordingly, the Company is a "controlled company" within the meaning of the Corporate Governance Rules of the American Stock Exchange.

                          ITEM 1: ELECTION OF DIRECTORS

Nominees for Election

         A Board of Directors consisting of nine directors is to be elected by stockholders at the Annual Meeting to hold office until the next annual meeting of stockholders and until their respective successors are duly elected and qualified. Unless otherwise specified in the proxies, the shares represented by all proxies received will be voted for the election of the nominees named in the following table, all of whom are now directors of the Company. All nominees have consented to being named in this Proxy Statement and to serve if elected. While the Board of Directors has no reason to believe that any of those named will not be available as a candidate for election as a director of the Company, should such a situation arise, proxies may be voted for the election of the remaining named nominees and for such substitute nominee or nominees as the holders of the proxies may determine.

         Certain information with respect to each director is set forth below:

                                                   Director
Name                                    Age          Since       Principal Occupation
----                                    ---          -----       --------------------
Abe Ginsburg......................       89           1968       Chairman of the Executive Committee of the
                                                                   Company
Allan Ginsburg....................       64           1968       Chairman of the Board of the Company
Robert Chestnov...................       58           1981       President and Chief Executive Officer of the
                                                                   Company
Howard Ginsburg...................       64           1981       Vice Chairman of the Board of the Company
Martin Brody......................       85           1980       Private Investor
Richard Chestnov..................       61           1988       Private Investor
Albert Safer......................       58           1997       President of Safer Textile Processing and
                                                                   Kuttner Prints, textile mills
Norman Axelrod....................       54           2000       Private Investor
Harold Schechter..................       62           2003       Chief Financial Officer of Global Design
                                                                   Concepts, Inc., a manufacturer and
                                                                   distributor of handbags and related products

Information Concerning the Board of Directors

         The business experience during the last five years of the directors of the Company is as follows:

         Abe Ginsburg has been Chairman of the Executive Committee of the Company since November 29, 1988.

         Allan Ginsburg has been Chairman of the Board of the Company since November 29, 1988.

         Robert Chestnov has been the President and Chief Executive Officer of the Company since November 29, 1988.

         Howard Ginsburg has been Vice Chairman of the Board of the Company since November 29, 1988.

         Martin Brody has been a private investor since his retirement on January 1, 1994. From April 1990 through December 1993, Mr. Brody was Vice Chairman of the Board of Restaurant Associates Corporation, the owner and operator of specialty restaurants, and was Chairman of its Board for more than five years prior thereto. Mr. Brody also serves as a director of a number of Salomon Smith Barney mutual funds and preferred income funds.

         Richard Chestnov has been a private investor since 1992. Prior thereto, he was a partner of Chego International, an apparel importer.

         Albert Safer has been President of Safer Textile Processing and Kuttner Prints, textile mills, for more than the past five years. Mr. Safer has also served as President of Safer Development and Management, which is engaged in real estate development and management, for more than the past five years.

         Norman Axelrod has been a private investor since March 2006. From 1988 until March 2006, Mr. Axelrod was Chief Executive Officer of Linens 'n Things, Inc., a leading, national large format retailer of home textiles, housewares and home accessories, was Chairman of the Board of that company from 1997 until March 2006, and through 2000, he also held the additional post of President. Mr. Axelrod also serves as a director of Maidenform Brands, Inc.

         Harold Schechter has been Chief Financial Officer of Global Design Concepts, Inc., a manufacturer and distributor of handbags and related products, since January 2005. From October 2004 until January 2005, Mr. Schechter was the Chief Financial Officer of Diamond Chemical Company Inc., a manufacturer of cleaning chemicals. Mr. Schechter served as Vice President, Chief Operating Officer and Chief Financial Officer of Creative Salon Products, an importer and distributor of beauty products, from January 2003 to October 2004, and as Vice President, Chief Operating Officer and Chief Financial Officer of William H. Ranney Associates Inc., which was also an importer and distributor of beauty products, from May 2001 to December 2002. From January 1999 to April 2001, Mr. Schechter served as Vice President-Operations and Purchasing of Monarch Luggage Inc., an importer and distributor of luggage and related items.

         Each of Messrs. Brody, Safer, Axelrod and Schechter meets the independence requirements for members of the Board of Directors under the listing standards of the American Stock Exchange, and the other members of the Board do not meet such requirements.

         Family Relationships. Abe Ginsburg, Chairman of the Executive Committee and a director of the Company, is the father of Howard Ginsburg, Vice Chairman of the Board and a director of the Company. Allan Ginsburg, Chairman of the Board and a director of the Company, is a nephew of Abe Ginsburg and is a first cousin of Howard Ginsburg. Robert Chestnov, President, Chief Executive Officer and a director of the Company, and Richard Chestnov, a director of the Company, are brothers.

         Meetings and Committees. During the Company's fiscal year ended June 30, 2006 the Board of Directors held four meetings. Each director except Martin Brody attended at least 75% of the meetings of the Board of Directors, and of committees of the Board of Directors on which he served, during fiscal 2006. The Company's policy is that directors should make every reasonable effort to attend each annual meeting of stockholders. At the 2005 annual meeting of stockholders, seven of the nine members of the Board were in attendance. The Chairman of the Audit Committee of the Company receives an annual fee of $26,000 for serving as a director and Chairman of the Audit Committee. Each director who is not an employee of the Company (a "non-employee director") other than the Chairman of the Audit Committee receives an annual fee of $20,000 for serving as a director.

         The Company does not have a compensation committee, the functions of which are performed by the Company's Executive Committee and, with regard to stock options, the Board of Directors and the Stock Option Committee. The Executive Committee, whose members are Abe Ginsburg (Chairman), Allan Ginsburg, Robert Chestnov and Howard Ginsburg, meets informally throughout the Company's fiscal year. The Stock Option Committee, whose present members are Martin Brody and Richard Chestnov, did not meet during fiscal 2006, and acted by written consent once. The Company's Audit Committee, which held four meetings during the fiscal year ended June 30, 2006, consists of Harold Schechter (Chairman), Martin Brody and Albert Safer, each of whom meets the independence requirements for audit committee members under the listing standards of the American Stock Exchange. Mr. Schechter is considered to be an audit committee financial expert within the meaning of Securities and Exchange Commission regulations. The Audit Committee's primary function is to assist the Company's Board of Directors in fulfilling the Board's oversight responsibility by reviewing the financial reports and other financial information provided by the Company to any governmental body or the public, the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that may be established from time to time, and the Company's auditing, accounting and financial reporting processes generally.

         Nominations Process. The Company does not have a nominating committee or charter. Historically, the entire Board of Directors has selected nominees for election as directors and the Board believes that this process works well. As a "controlled company" under the Corporate Governance Rules of the American Stock Exchange, the Company is not required to maintain either a standing nominating committee comprised solely of independent directors, or to select nominees by a majority of independent directors.

         The Board will consider nominees that come to its attention from present members of the Board, from employees and other persons. Consideration of potential nominees typically will involve a series of internal discussions, review of information concerning the candidate, and, if appropriate, interviews with selected candidates. While no single factor is determinative in reviewing potential candidates for election to the Board, and there are no specific, minimum qualifications that a nominee must possess, the Board believes that the following factors generally should be considered in the process of selecting nominees for election as directors, whether the individual is recommended by the Board or by a stockholder: applicable laws, rules, regulations and listing standards of the American Stock Exchange; educational experience, work experience and business acumen generally; the then current size and make-up of the Board; a willingness to work productively with the other members of the Board; the ability of the prospective nominee to represent the interests of stockholders of the Company generally; professional experience in the handbag, accessories, apparel, retail, licensing, importing, manufacturing and/or related industries; the prospective nominee's ability to dedicate sufficient time, energy and attention to the performance of his or her duties as a director of the Company; the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for membership on the Company's Board; and personal qualities of leadership, character, integrity and judgment. A nominee to the Board of Directors may, under certain circumstances, be required to be independent within the meaning of the Corporate Governance Rules of the American Stock Exchange and applicable Securities and Exchange Commission regulations. These factors, and any other qualifications considered useful by the Board, are reviewed in the context of an assessment of the perceived needs of the Company and the Board at a particular point in time. As a result, the priorities and emphasis of the Board may change from time to time to consider, among other things, changes in the financial position of the Company, business trends, and the contributions and prospective contributions of members of, and nominees for membership on, the Board. The Board will evaluate nominees of stockholders using the same criteria as it uses in evaluating other nominees to the Board. A stockholder seeking to recommend a prospective nominee for consideration by the Board may submit the nominee's name and qualifications to the Company by mailing it to Secretary, Jaclyn, Inc., 635 59th Street, West New York, New Jersey 07093. The Board will not engage in an evaluation process unless (i) there is a vacancy on the Board of Directors, (ii) a director is not standing for re-election, or (iii) the Board does not intend to recommend the nomination of a sitting director for re-election.

         Stockholder Communications. Stockholders who desire to communicate with the Board, or with a specific director, including on an anonymous or confidential basis, may do so by delivering a written communication to the Board, or to the specific director, c/o the Secretary of the Company at the address set forth in the immediately preceding paragraph. The envelope of any communication which a stockholder wishes to be confidential should be conspicuously marked "Confidential" and the Secretary will not open the communication. The Secretary promptly will forward all stockholder communications to the Board and any specified directors.

         Code of Ethics. The Company has adopted a code of ethics for its principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions.

Audit Committee Report

         Management has the primary responsibility for the Company's financial reporting process, including its financial statements, while the Board is responsible for overseeing the Company's accounting, auditing and financial reporting practices. The Company's independent registered public accounting firm has the responsibility for the examination of the Company's annual financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. In assisting the Board in fulfilling its oversight responsibility with respect to the Company's fiscal year ended June 30, 2006, the Audit Committee:

         o Reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2006 with management and Deloitte & Touche, LLP, the Company's independent auditors;

         o Discussed with Deloitte & Touche, LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

         o Received the written disclosures and the letter from Deloitte & Touche, LLP regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee also discussed with Deloitte & Touche, LLP that firm's independence.

         Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the Company's audited financial statements for the fiscal year ended June 30, 2006 be included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for that year.


                                       Respectfully,

                                       Harold Schechter, Chairman
                                       Martin Brody
                                       Albert Safer

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth certain summary information for each of the Company's fiscal years ended June 30, 2006, 2005 and 2004 concerning the compensation of the Company's chief executive officer and each of its other executive officers whose compensation for fiscal 2006 exceeded $100,000:

                                                                             Long Term
                                                                            Compensation
                                                      Annual               ---------------
                                                   Compensation                Awards
                                            ---------------------------    ---------------
                                                                             Securities        All Other
Name and                                       Salary          Bonus         Underlying      Compensation
Principal Position              Year             ($)            ($)          Options (#)        ($)(1)
-------------------------    ----------     ------------   ------------    ---------------   -------------
Robert Chestnov,                2006          $399,500       $400,000          17,500           $ 4,659
  President and Chief           2005           389,400        250,000              --             8,194
  Executive Officer             2004           380,400        285,000              --            14,684

Allan Ginsburg,                 2006          $399,500       $325,000          17,500           $16,806
  Chairman of the               2005           389,400        125,000              --             8,718
  Board                         2004           380,400        160,000              --            11,840

Howard Ginsburg,                2006          $399,500       $325,000          17,500           $16,373
  Vice Chairman                 2005           389,400        125,000              --            19,119
                                2004           380,400        160,000              --             8,552

Anthony Christon,               2006          $297,950       $230,000              --           $ 9,093
  Chief Financial               2005           284,200         72,500              --            13,394
  Officer                       2004           275,600         85,000              --             8,654

-----------------------------
(1)      Amounts in this column for the fiscal year ended June 30, 2006 include
         (i) premiums paid during fiscal 2006 by the Company for term life insurance for the benefit of the Named Executive Officers (Robert Chestnov - $1,806, Allan Ginsburg - $1,806, Howard Ginsburg - $1,806, and Anthony Christon - $935), and (ii) reimbursement during fiscal 2006 of medical and/or dental expenses under a supplemental medical and dental expense reimbursement program (the "Medical Expense Program") for executive officers and certain other employees of the Company (Robert Chestnov - $2,895, Allan Ginsburg - $15,000, Howard Ginsburg - $14,567, and Anthony Christon - $8,158).

Stock Options

         Option Grants in the Last Fiscal Year. The following table sets forth certain information concerning the grant of stock options to the Named Executive Officers during the Company's fiscal year ended June 30, 2006.

                               Individual Grants
                               -----------------                                          Potential Realizable
                                                                                            Value at Assumed
                          Number of         Percent of                                    Annual Rates of Stock
                          Securities       Total Options                                 Price Appreciation For
                          Underlying        Granted to      Exercise                           Option Term
                           Options         Employees in       Price      Expiration            -----------
        Name              Granted (#)       Fiscal Year      ($/Sh)         Date          5% ($)        10% ($)
-----------------------  -------------    --------------   ----------   ------------   -----------   ------------
Robert Chestnov........     17,500             30.4%          $7.70        5/22/16       $84,744       $214,757
Allan Ginsburg.........     17,500             30.4%          $8.47        5/22/11       $23,754       $ 68,791
Howard Ginsburg........     17,500             30.4%          $8.47        5/22/11       $23,754       $ 68,791
Anthony Christon.......       --                --              --           --             --             --

         Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End
Option Values. The following table sets forth certain information concerning the exercise of options held by the Named Executive Officers during the Company's fiscal year ended June 30, 2006 and the number and value at June 30, 2006 of shares of Common Stock subject to unexercised options held by the Named
Executive Officers.

                                                           Number of Securities      Value of Unexercised
                                                                 Underlying             In-the-Money
                                                            Unexercised Options      Options at Fiscal
                                                           at Fiscal Year End (#)       Year End($)
                            Shares                         ----------------------   ---------------------
                         Acquired Upon        Value             Exercisable/            Exercisable/
        Name               Exercise(#)      Realized(1)         Unexercisable          Unexercisable(2)
-----------------------  -------------    --------------   ----------------------   ---------------------
Robert Chestnov........       ---              ---               17,500/---                $0/--
Allan Ginsburg.........       ---              ---               17,500/---                $0/--
Howard Ginsburg........       ---              ---               17,500/---                $0/--
Anthony Christon.......      7,500           $28,153                ---/---               ---/---

-----------------------------
(1) Based on the closing price on the American Stock Exchange on the respective dates of exercise less, in each case, the applicable exercise price of the options.
(2) Based on the closing price on the American Stock Exchange on June 30, 2006 of the shares of Common Stock subject to the stock options.

Certain Equity Compensation Plan Information

         The following sets forth certain information as of June 30, 2006 concerning each of the Company's equity compensation plans:

                                                                                      Number of securities
                               Number of securities                                  remaining available for
                                   to be issued             Weighted-average          future issuance under
                                 upon exercise of          exercise price of        equity compensation plans
                               outstanding options,       outstanding options         (excluding securities
Plan category                  warrants and rights        warrants and rights       reflected in column (a))
----------------------------  ---------------------     ----------------------     --------------------------
                                      (a)                        (b)                          (c)
Equity compensation plans
  approved by security
  holders...................        156,000                     $5.03                       205,000

Equity compensation plans
  not approved by
  security holders..........           --                         --                           --

Total.......................        156,000                     $5.03                       205,000

Pension Plan

         The Company had maintained a defined benefit pension plan entitled the "Jaclyn, Inc. Employees Pension Trust" (the "Pension Plan"), which covered all non-union employees of the Company and certain of its subsidiaries who attained age 21 and completed at least twelve months of service to the Company. The Pension Plan provided pension benefits to its participants that were based on levels of compensation and years of service to the Company. However, the Company terminated the Pension Plan, effective on January 31, 2006, and benefits are no longer accruing.

         Upon the determination by the Internal Revenue Service that termination of the Pension Plan does not affect the qualification of the Pension Plan, the Company intends to distribute all Pension Plan assets among participants of the Pension Plan. Individual participants may choose to receive a lump sum payment or to defer the payment of benefits. Individuals who choose a lump sum payment will receive the present value of their respective accrued benefits based on actuarial assumptions set forth in the Pension Plan and in the Internal Revenue Code of 1986, as amended (the "Code"). Deferred payments of accrued benefits will be funded by the purchase by the Company of deferred annuity contracts.

         The following table sets forth the estimated annual benefit that would have been payable under the Pension Plan prior to the Pension Plan's termination, at the remuneration and years-of-service classifications set forth in the table, to individuals who reached age 65 prior to the termination of the Pension Plan. The benefits do not take into account voluntary employee contributions, are not subject to any deduction for Social Security benefits and represent annual benefits payable for life with one hundred twenty (120) monthly payments guaranteed. The table gives effect to the limitations imposed by the Code on the accrual of benefits on compensation above certain levels (a maximum of $170,000 for calendar year 2005).


                                                   Assumed Years of Service
     Assumed Annual            -----------------------------------------------------------------
  Average Compensation             15            20            25            30            35
  --------------------         ---------     ---------     ---------     ---------     ---------
        $100,000               $  14,250     $  19,000     $  23,750     $  28,500     $  33,250
        $125,000                  18,000        24,000        30,000        36,000        42,000
        $150,000                  21,750        29,000        36,250        43,500        50,750
        $160,000                  23,250        31,000        38,750        46,500        54,250
  $170,000 and greater            24,750        33,000        41,250        49,500        57,750

         Compensation under the Pension Plan included all cash compensation subject to withholding (as reflected on each participant's Form W-2), plus any salary deferral contributions made by the employee to the Jaclyn, Inc. Premium Payment Plan, excluding commissions, and, as to the Named Executive Officers, would have been the amounts set forth opposite their respective names under the captions "Salary" and "Bonus" to the extent earned prior to the effective date of termination of the Pension Plan (subject, however, to the Code limitations referred to above). As of January 31, 2006, the effective date of the termination of the Pension Plan, the following individuals had the number of years of credited service under the Pension Plan indicated after their names:
Allan Ginsburg, 45; Robert Chestnov, 36; Howard Ginsburg, 45; and Anthony Christon, 11.

Report on Executive Compensation

         The Company does not have a compensation committee. The Executive Committee of the Board of Directors determines compensation of the Company's executive officers. The Board of Directors and the Stock Option Committee are responsible for the grant of options to purchase shares of Common Stock under the Company's stock option plans and for the administration of all such plans.

         The primary objectives of the Company's executive compensation structure are to maintain executive compensation at competitive levels to retain qualified personnel and to reward individuals for their respective contributions to the Company's success. Bonuses, in particular, are granted in order to reward and acknowledge employees for, among other things, individual initiative and achievement. The grant of stock options is intended to provide executives with a stake in the long-term success of the Company and to coordinate executives' and stockholders' long-term interests by creating a direct link between a portion of executive compensation and increases in the market price of Common Stock.

         A number of factors are considered in determining compensation of executives, such as historical financial results, anticipated revenues and earnings for the next fiscal year, individual contributions to, and length of service with, the Company, compensation levels at other companies (both within and outside the Company's industry), and equity and fairness within the top levels of management. Historically, the Executive Committee generally has fostered the objective of equity and fairness by setting substantially equal salaries for the Company's Chairman of the Board, President and Vice-Chairman of the Board. Decisions are, however, primarily subjective. No specific corporate performance-related targets are formally used and no pre-determined weight is generally assigned to any of the factors mentioned above.

         Robert Chestnov, the Company's Chief Executive Officer, received salary of $399,500 and bonus compensation of $400,000 for fiscal 2006. In determining to increase Mr. Chestnov's aggregate compensation in fiscal 2006, the Executive Committee considered a number of factors, including that fiscal 2006 was the seventh consecutive year in which the Company achieved an increase in sales, and the continuation of the Company's profitable operations, including a $481,000 increase in net earnings (representing an increase of 46%, or $.21 per diluted share) in fiscal 2006 over fiscal 2005. The Executive Committee also noted that Mr. Chestnov's compensation actually decreased in fiscal 2005 compared to the immediately preceding fiscal year of the Company. In addition, in order to coordinate a portion of Mr. Chestnov's compensation with stockholders' long-term interests, the Stock Option committee granted to Mr. Chestnov a stock option to purchase 17,500 shares of Common Stock.

         The Board of                The Executive             The Stock Option
           Directors                   Committee                  Committee
    -----------------------    ---------------------------    ------------------
    Allan Ginsburg             Abe Ginsburg, Chairman         Martin Brody
    Robert Chestnov            Allan Ginsburg                 Richard Chestnov
    Howard Ginsburg            Robert Chestnov
    Abe Ginsburg               Howard Ginsburg
    Martin Brody
    Richard Chestnov
    Albert Safer
    Norman Axelrod
    Harold Schechter

Compensation Committee Interlocks and Insider Participation

         The Company's Executive Committee consists of Abe Ginsburg, Allan Ginsburg, Robert Chestnov and Howard Ginsburg and its Stock Option Committee consists of Martin Brody and Richard Chestnov. During the fiscal year ended June 30, 2006 Bonnie Sue Levy, a Vice President of the Company, who is a sister of Allan Ginsburg, was paid $153,310 for services rendered to the Company in fiscal 2006, was reimbursed $6,523 for medical and/or dental expenses under the Medical Expense Program, and the Company paid $1,806 for term life insurance for the benefit of Ms. Levy. In addition, during fiscal 2006, Jaclyn Hartstein, Secretary of the Company, who is a daughter of Abe Ginsburg and a sister of Howard Ginsburg, was paid $387,640 for services rendered to the Company in fiscal 2006, was reimbursed $13,701 for medical and/or dental expenses under the Medical Expense Program, and the Company paid $1,431 for term life insurance for the benefit of Ms. Hartstein. During fiscal 2006, the Stock Option Committee also granted to Ms. Hartstein a stock option to purchase 5,000 shares of Common Stock at an exercise price of $8.47 (110% of the closing price per share of Common Stock on the date of grant). Kenneth Ginsburg, who is the son of Allan Ginsburg, was employed by the Company as a production manager at the Company's West New York, New Jersey facility during 2006, was paid $63,752 for services rendered to the Company in 2006, and the Company paid $736 for term life insurance for the benefit of Mr. Ginsburg. Eric Gailing, who is the grandson of Abe Ginsburg, was employed by the Company as logistics manager for the Company's Premium division during 2006, was paid $65,273 for services rendered to the Company in fiscal 2006, and the Company paid $711 for term life insurance for the benefit of Mr. Ginsburg.

Performance Graph

         The following graph compares the yearly percentage change in the cumulative total return on the Company's Common Stock for the five fiscal years ended June 30, 2006 with (i) Hemscott, Inc.'s American Stock Exchange Market Value Index and (ii) a peer group of three companies, consisting of Samsonite Corporation, Movie Star, Inc. and Tandy Brands Accessories, Inc., which during fiscal 2006 either competed with the Company in one of its product categories or was engaged in related industries. The comparison assumes an investment of $100 on July 1, 2001 in the Company and in each of the comparison groups and that all dividends were reinvested.

                            [GRAPHIC CHART OMITTED]


                         2001       2002       2003       2004       2005       2006
                        ------     ------     ------     ------     ------     ------
JACLYN, INC.            100.00      70.20      98.04     203.92     254.90     289.80
PEER GROUP INDEX        100.00      99.33     116.36     129.87      98.19      96.93
AMEX MARKET INDEX       100.00      92.12     102.62     122.27     134.62     154.72

                          ITEM 2: SELECTION OF AUDITORS

General

         The Audit Committee has appointed Deloitte & Touche LLP, an independent registered public accounting firm, to audit the books and accounts of the Company for the fiscal year ending June 30, 2007. This firm is the successor to the firm of auditors which has audited the books of the Company or its predecessor since 1965. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if such representative desires to do so.

Audit Fees

         Audit fees billed and expected to be billed by Deloitte & Touche LLP for its audit of the Company's consolidated financial statements for the years ended June 30, 2006 and June 30, 2005 and for its review of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission for fiscal 2006 and fiscal 2005 totaled $215,000 and $175,000, respectively.

Audit Related Fees

         Fees billed and expected to be billed by Deloitte & Touche LLP for assurance and related services performed by Deloitte & Touche LLP and reasonably related to the audit and review services performed by Deloitte & Touche LLP and described above under the caption "Audit Fees" totaled $36,000 and $34,000 for fiscal 2006 and fiscal 2005, respectively.

Tax Fees

         Fees billed and expected to be billed by Deloitte & Touche LLP for tax compliance, tax advice and tax planning, primarily income tax compliance, totaled $85,000 and $82,000 for fiscal 2006 and fiscal 2005, respectively.

All Other Fees

         No other fees were billed or are expected to be billed by Deloitte & Touche LLP for any other services to the Company for the fiscal years ended June 30, 2006 and June 30, 2005.

         All audit, audit-related, tax and other services were pre-approved by the Audit Committee of the Board of Directors. The Audit Committee's pre-approval policies and procedures are to pre-approve, on a case-by-case basis, all audit, audit-related, tax and other services to be performed by the Company's independent registered public accounting firm.

Required Vote

         The appointment of Deloitte & Touche LLP is subject to ratification by a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting. If the appointment of Deloitte & Touche LLP is not ratified by such stockholder vote, the Audit Committee will reconsider its action and select an independent registered public accounting firm without further stockholder action. The Board of Directors recommends a vote "FOR" ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company. Unless otherwise specified in the proxies, the shares represented by all proxies received will be voted "FOR" the appointment of Deloitte & Touche LLP.

                                OTHER INFORMATION

Other Action at the Meeting

         The Board of Directors has not received notice of and is not aware of any other matters that are to be presented for action at the Annual Meeting. If, however, any other matters properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the enclosed form of proxy to vote such proxies in their discretion on such matters, including any matters relating to or dealing with the conduct of the Annual Meeting.

Proposals for 2006 Annual Meeting

         Consistent with Securities and Exchange Commission regulations, stockholder proposals intended to be included in the proxy statement and form of proxy for the 2007 Annual Meeting of Stockholders must be received at the principal executive offices of the Company, 635 59th Street, West New York, New Jersey 07093, no later than June 29, 2007. Any such proposals, as well as any questions relating thereto, should be directed to the Secretary of the Company. As to any proposals intended to be presented by a stockholder without inclusion in the Company's proxy statement and form of proxy for the 2007 Annual Meeting, the proxies named in the Company's form of proxy for that meeting will be entitled to exercise discretionary authority on that proposal unless the Company receives notice of the matter on or before September 12, 2007. However, even if such notice is timely received, such proxies may nevertheless be entitled to exercise discretionary authority on that matter to the extent permitted by Securities and Exchange Commission regulations.

General

         The solicitation of proxies in the accompanying form will be made, at the Company's expense, primarily by mail and through brokerage and banking institutions. In addition, proxies may be solicited in person or by telephone, facsimile or other electronic transmission, by officers, directors and regular employees of the Company. The Company will reimburse brokerage firms, nominees, fiduciaries and other custodians their reasonable expenses for forwarding the proxy material to beneficial owners and obtaining their instructions.

         Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Annual Meeting in determining the presence of a quorum. Shares of Common Stock that are voted to abstain with respect to any matter are considered shares entitled to vote, and cast, with respect to that matter. Shares of Common Stock subject to broker non-votes with respect to any matter will not be considered as shares entitled to vote with respect to that matter.

                                By Order of the Board of Directors
                                         Jaclyn Hartstein
                                             Secretary

October 27, 2006

Front of Card
-------------

JACLYN, INC.                                                               Proxy
--------------------------------------------------------------------------------

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder hereby appoints JACLYN HARTSTEIN and LLOYD FRANK, and any one of them, the proxies of the undersigned, with power of substitution, hereby revoking any proxy heretofore given, to vote all shares which the undersigned is entitled to vote at the 2006 Annual Meeting of Stockholders of JACLYN, INC. (the "Company") to be held at the Company's offices, 635 59th Street, West New York, New Jersey 07093, on November 29, 2006 at 9:00 a.m., and at any adjournments and postponements thereof, with all powers the undersigned would possess if personally present upon the matters set forth on the reverse side hereof.


                                            Date________________________________

                                            Signature___________________________

                                            Signature___________________________

                                       Note: Please date and sign exactly as
                                       your name appears hereon. If acting as an executor, administrator, trustee, guardian, etc., you should so indicate. If the signer is a corporation, please sign the full corporate name by a duly authorized officer. If shares are held jointly, each stockholder should sign.

--------------------------------------------------------------------------------

Back of Card
------------

    The Board of Directors recommends a                          The Board of Directors recommends a
              vote FOR item 1.                                             vote FOR item 2.
              ---------------                                              ---------------
                                        Withhold
1.  Election of Directors    For All    From All              2. Ratify           For   Against  Abstain
                                                                 Independent
                               [ ]        [ ]                    Auditors         [ ]     [ ]      [ ]
    Nominees:
    --------
    Abe Ginsburg
    Allan Ginsburg      (To withhold authority to vote
    Robert Chestnov     for any individual nominee, strike
    Howard Ginsburg     a line through the nominee's name.)
    Martin Brody
    Richard Chestnov
    Albert Safer
    Norman Axelrod
    Harold Schechter

The proxies are authorized to vote upon such other matters as may properly come before the meeting. Each properly executed proxy will be voted as directed by the stockholder(s). If no direction is given, such shares will be voted FOR the election of all listed nominees for director, FOR Item 2, and in the discretion of the proxies on any other matters that may properly come before the meeting.